Exhibit 8.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP]

[New York Office]

December 17, 2013

Citibank Credit Card Issuance Trust

$400,000,000 Floating Rate Class 2013-A7 Notes

of September 2018

(Legal Maturity Date September 2020)

Citiseries

Ladies and Gentlemen:

We have acted as special Federal tax counsel for Citibank, N.A. in connection with the issuance and sale of the above-captioned notes (the “Notes”) of the Citiseries. The Notes will be issued pursuant to an Amended and Restated Indenture dated as of September 26, 2000, as amended and restated as of August 9, 2011 (the “Indenture”), between Citibank Credit Card Issuance Trust, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee, and the Issuer Certificate, dated as of the date hereof, relating to the Notes (the “Terms Document”). Capitalized terms not otherwise defined herein are used as defined in the Indenture and the Terms Document.

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Pooling and Servicing Agreement and the Series 2000 Supplement thereto, (b) the Indenture, (c) the Terms Document, (d) the Registration Statement on Form S-3 (Registration No. 333-171055), as amended, for the registration of the Collateral Certificate and the Notes under the Securities Act, (e) the base prospectus dated October 30, 2013 (the “Base Prospectus”), and the prospectus supplement dated December 10, 2013 (the “Prospectus Supplement”), relating to the Notes (together, the “Prospectus”), and (f) a specimen of the Notes.

Based upon the foregoing, we hereby confirm that the statements set forth in the Prospectus under the heading “Tax Matters” accurately describe the material Federal income tax consequences to holders of the Notes, and we hereby adopt and confirm the opinions set forth therein.

We know that we are referred to under the headings “Prospectus Summary — Tax Status”, “Tax Matters — Tax Characterization of the Notes” and “Legal Matters” in the Prospectus, and we hereby consent to such use of our name therein and to the use of this opinion for filing as an exhibit to a Current Report on Form 8-K for incorporation into the Registration Statement.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Citibank, N.A.

    399 Park Avenue

        New York, NY 10043

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